Exhibit 4.1

NUMBER	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

OLD SECOND BANCORP, INC.

AURORA, ILLINOIS

This Certifies that

is the owner of

fully paid and non-assessable shares of the Common Capital Stock, Par Value $1.00 per Share of

OLD SECOND BANCORP, INC.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the seal of said corporation and the signatures of its duly authorized officers.

Dated

Authorized Signer	Authorized Signer

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACCT -		Custodian
			(Cust)		(Minor)
TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors

JT TEN -	as joint tenants with right of	Act
	survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

For Value received,                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASIGNEE

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within names Corporation with full power of substitution in the premises.

Dated,

X
X
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

Signature Guaranteed,
X
(BANK, TRUST COMPANY OR FIRM)

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement and Tax Benefits Preservation Plan between Old Second Bancorp, Inc. (the “Company”) and Old Second National Bank, as Rights Agent, dated as of September 12, 2012 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.